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                                                                    Exhibit 10.6

                                    This LOAN AND SECURITY AGREEMENT (this
                           "Agreement"), dated August 17, 1999, between SILLCON VALLEY BANK, a California-chartered bank, with its principal place of business at 3003 Tasman Drive, Santa Clara, California 95054 and with a loan production office located at Wellesley Office Park, 40 William Street, Suite 350, Wellesley, Massachusetts 0248l, doing business under the name "Silicon Valley East" ("Bank") and OPUS360 CORPORATION, a Delaware corporation with is chief executive office located at 733 3rd Avenue, New York, New York 10017 ("Borrower"), provides the terms on which Bank will lend to Borrower and Borrower will repay Bank. The parties agree as follows:

         Section 1. ACCOUNTING AND OTHER TERMS

                  Accounting terms not defined in this Agreement will be construed following GAAP. Calculations and determinations must be made following GAAP. The term "financial statements" includes the notes and schedules. The terms "including" and "includes" always mean "including (or includes) without limitation" in this or any Loan Document. Capitalized terms in this Agreement shall have the meanings set forth in Section 13. This Agreement shall be construed to impart upon Bank a duty to act reasonably at all times.

         Section 2. LOAN AND TERMS OF PAYMENT

         1. CREDIT EXTENSIONS. Borrower will pay Bank the unpaid principal amount of all Credit Extensions and interest on the unpaid principal amount of the Credit Extensions.

         (a) EQUIPMENT FACILITY.

                  (i) Subject to the terms and conditions of this Agreement, Bank agrees to lend to Borrower from time to time prior to the Commitment Termination Date, equipment advances (each an "Equipment Advance" and collectively the "Equipment Advances"), in an aggregate amount not to exceed the Committed Equipment Line. When repaid, the Equipment Advances may act be re-borrowed. The proceeds of the Equipment Advances will be used solely to reimburse Borrower for the purchase of Eligible Equipment purchased within 60 days (determined based upon the applicable invoice date of such Eligible Equipment) of the Equipment Advance. Each Equipment Advance shall be considered a promissory note evidencing the amounts due hereunder for all purposes. Bank's obligation to lend hereunder shall terminate on the earlier of
         (i) the occurrence and continuance of an Event of Default, or (ii) the Commitment Termination Date. For purposes of this Section, the minimum amount of each Equipment Advance is Fifty Thousand Dollars ($50,000.00) and the maximum number of Equipment Advances that will be made is ten
         (10).



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                  (ii) To obtain an Equipment Advance, Borrower will deliver to
         Bank a completed supplement in substantially the form attached as EXHIBIT B ("Loan Supplement"), together with a UCC Financing Statement covering the Equipment described on the Loan Supplement and such additional information as Bank may reasonably request at least five (5) Business Days before the proposed funding date (the "Funding Date"). On each Funding Date, Bank will specify in the Loan Supplement for each Equipment Advance, the Basic Rate, the Loan Factor and the Payment Dates. If Borrower satisfies the conditions of each Equipment Advance, Bank will disburse such Equipment Advance by internal transfer to Borrower's deposit account with Bank. Each Equipment Advance may not exceed 100% of the Original Stated Cost.

                  (iii) Bank's obligation to lend the undisbursed portion of the Committed Equipment Line will terminate if, in Bank's sole discretion, there has been a material adverse change in the general affairs, management, results of operation, condition (financial or otherwise) or the prospects of Borrower, whether or not arising from transactions in the ordinary course of business, or there has been any material adverse deviation by Borrower from the most recent business plan of Borrower presented to and accepted by Bank prior to the execution of this Agreement.

         2. OVERADVANCES. If Borrower's Obligations under Section 2.l.l exceed the Committed Equipment Line, Borrower must immediately pay in cash to Bank the excess.

         3. INTEREST RATE; PAYMENTS.

         (a) PRINCIPAL AND INTEREST PAYMENTS ON PAYMENT DATES. Borrower will repay the Equipment Advances on the terms provided in the Loan Supplement. Borrower will make payments monthly in advance of principal and accrued interest for each Equipment Advance (collectively, "Scheduled Payments"), on the first Business Day of the month following the Funding Date (or commencing on the Funding Date if the Funding Date is the first Business Day of the month) with respect to such Equipment Advance and continuing thereafter during the Repayment Period on the first Business Day of each calendar month (each a "Payment Date"), in an amount equal to the Loan Factor multiplied by the Loan Amount for such Equipment Advance as of such Payment Date. All unpaid principal and accrued interest is due and payable in full on the last Payment Date with respect to such Equipment Advance. Payments received after 12:00 noon Eastern time are considered received at the opening of business on the next Business Day. An Equipment Advance may only be prepaid in accordance with Sections 2.3(e) and 2.3(g).

         (b) INTEREST RATE. Borrower will pay interest on the unpaid principal amount of each Equipment Advance from the first Payment Dates after the Funding Date of such Equipment Advance until the Equipment Advance has been paid in full, at the per-annum rate of interest equal to the Basic Rate determined by Bank as of the Funding Date for each Equipment Advance in accordance with the definition of the Basic Rate. Any amounts outstanding during the continuance of an Event of "Default shall bear interest at a per-annum rate equal to the Basic Role plus five percent (5%) (the "Default Rate"). If any change in the law increases Bank's expenses or decreases its return from the Equipment Advances, Borrower will pay Bank upon request the amount of such increase or decrease.


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         (c) INTERIM PAYMENT. In addition to the Scheduled Payments, on the
Funding Date for each Equipment Advance (unless the Funding Date is the first Business Day of the month), Borrower shall pay to Bank, on behalf of Bank, an amount (the "Interim Payment") equal to the initial Equipment Advance multiplied by the product of (i) the quotient derived from dividing the initial Loan Factor with respect to such Equipment Advance by 30, and (ii) the number of days from the Funding Date of the Equipment Advance until the first Payment Date with respect to such Equipment Advance.

         (d) FINAL PAYMENT. On the Maturity Date with respect to each Equipment Advance, Borrower will pay, in addition to the unpaid principal and accrued interest and all other amounts due on such date with respect to such Equipment Advance, an amount equal to the Final Payment.

         (e) PREPAYMENT UPON AN EVENT OF LOSS. If any Financed Equipment is subject to an Event of Loss and Borrower is required to, or elects to, prepay the Equipment Advance with respect to such Financed Equipment pursuant to
Section 6.6, then such Equipment Advance shall be prepaid to the extent and in the manner provided in such section.

         (f) MANDATORY PREPAYMENT UPON AN ACCELERATION. If the Equipment Advances are accelerated following the occurrence of an Event of Default or otherwise (other than following an Event of Loss), then Borrower will immediately pay to Bank (i) all unpaid Scheduled Payments with respect to each Equipment Advance due prior to the date of prepayment, (ii) all accrued unpaid interest, including interest at the Default Rate, to the date of the prepayment,
(iii) the Final Payment and (iv) all other sums, if any, that shall have become due and payable with respect to any Equipment Advance.

         (g) PERMITTED PREPAYMENT OF LOANS. With Bank's prior written consent, Borrower shall have the option to prepay all, but not less than all, of the Equipment Advances advanced by Bank under this Agreement, PROVIDED, Borrower (i) provides written notice to Bank of its election to exercise to prepay the Equipment Advances at least thirty (30) days prior to such prepayment, and (ii) pays, on the date of the prepayment (A) all remaining Scheduled Payments (including principal and interest); (B) all unpaid accrued interest to the date of the prepayment; (C) the Final Payment; and (D) all other sums, if any, that shall have become due and payable hereunder with respect to this Agreement.

         (h) REQUEST TO DEBIT. Bank may debit any of Borrower's deposit accounts, including Account Number _______ for principal and interest payments or any amounts Borrower owes Bank when due. Bank will notify Borrower when it debits Borrower's accounts. These debits are not a sit-off.

         4. FEES. Borrower will pay to Bank:

         (a) FINAL PAYMENT FEE. A fully earned, non-refundable Final Payment Fee as and when set forth in Section 2.3(d); and

         (b) BANK EXPENSES. All Bank Expenses (including reasonable attorneys' fees and expenses), incurred through and after the Closing Date when due.


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         5. ADDITIONAL COSTS. If any law or regulation increases Bank's costs or reduces its income for any loan, Borrower will pay the increase in cost or reduction in income or additional expense; PROVIDED, HOWEVER, that Borrower shall not be liable for any amount attributable to any period before 180 days prior to the date Bank notifies Borrower of such increased costs. Bank agrees that it will allocate any increased costs among its customers similarly affected in good faith and in a manner consistent with Bank's customary practice.

         Section 3. CONDITIONS OF LOANS

         1. CONDITIONS PRECEDENT TO INITIAL CREDIT EXTENSION. Bank's obligation to make the initial Credit Extension is subject to the condition precedent that it receive the agreements, documents and fees it requires.

         2. CONDITIONS PRECEDENT TO ALL CREDIT EXTENSIONS. Bank's obligations to make each Credit Extension, including the initial Credit Extension, is subject to the following:

                  (a) timely receipt of a completed Loan Supplement and UCC financing statement; and

                  (b) the representations and warranties in Section 5 must be materially true on the date or the Payment/Advance Form and on the effective date of each Credit Extension, and no Event of Default may have occurred and be continuing, or result from the Credit Extension. Each Credit Extension is Borrower's representation and warranty on that date that the representations and warranties in Section 5 remain true.

         Section 4. CREATION OF SECURITY INTEREST

         1. GRANT OF SECURITY INTEREST. Borrower grants Bank a continuing security interest in all presently existing and later acquired Collateral to secure all Obligations and performance of each of Borrower's duties under the Loan Documents. Any security interest will be a f'irst priority security interest in the Collateral. Bank may place a "hold" on any deposit account pledged as Collateral. lf the Agreement is terminated, Bank's lien and security interest in the Collateral will continue until Borrower fully satisfies its Obligations.

         Section 5. REPRESENTATIONS AND WARRANTIES

         Borrower represents and warrants as follows:

         1. DUE ORGANIZATION AND AUTHORIZATION. Borrower and each Subsidiary is duly existing and in good standing in its state of formation and qualified and licensed to do business in, and in good standing in, any state in which the conduct of its business or its ownership of property requires that it be qualified.

         The execution, delivery and performance of the Loan Documents have been duly authorized and do not conflict with Borrower's formations documents, nor constitute an event of default under any material agreement by which Borrower is bound. Sorrower is not in default under any agreement to which or by which it is bound in which the default could cause a Material Adverse Change.


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         2. COLLATERAL. Borrower has good title to the Collateral, free of
Liens, except for liens (i) in favor of the Bank arising under the May Agreement, or (ii) for taxes, fees, assessments or other governmental charges or levies, either not delinquent or being contested in good faith by appropriate proceedings and as to which adequate reserves are maintained on Borrower's books in accordance with GAAP, PROVIDED, the same have no priority over any of Bank's security interests.

         3. LITIGATION. Except as shown in the Schedule, there are no actions or proceedings pending or, to Borrower's knowledge, threatened by or against Borrower or any Subsidiary in which an adverse decision could cause a Material Adverse Change.

         4. NO MATERIAL ADVERSE CHANGES IN FINANCIAL STATEMENTS. All consolidated financial statements for Borrower and any Subsidiary delivered to Bank fairly present in all material respects Borrower's consolidated financial condition and Borrower's consolidated results of operations. There has not been any material deterioration in Borrower's consolidated financial condition since the date of the most recent financial statements submitted to Bank.

         5. SOLVENCY. Borrower is able to pay its debts (including trade debts) as they mature.

         6. REGULATORY COMPLIANCE. Borrower is not an "investment company" or a company "controlled" by an "investment company" under the Investment Company Act. Borrower is not engaged as one of its important activities in extending credit for margin stock (under Regulations T and U of the Federal Reserve Board of Governors). Borrower has complied with the Federal Fair Labor Standards Act. Borrower has not violated any laws, ordinances or rules, the violation of which could cause a Material Adverse Change. None of Borrower's or any Subsidiary's properties or assets has been used by Borrower or any Subsidiary or, to the best of Borrower's knowledge, by previous Persons, in disposing, producing, storing, treating, or transporting any hazardous substance other than legally. Borrower and each Subsidiary has timely filed all required tax returns and paid, or made adequate provision to pay, all material taxes, except those being contested in good faith with adequate reserves under GAAP. Borrower and each Subsidiary has obtained all consents, approvals and authorizations of, made all declarations or filings with, and given all notices to, all government authorities that are necessary to continue its business as currently conducted.

         7. SUBSIDIARIES. Borrower does not own any stock, partnership interest or other equity securities.

         8. FULL DISCLOSURE. No representation, warranty or other statement of Borrower in any certificate or written statement given to Bank contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements contained in the certificates or statements not misleading.

         Section 6. AFFIRMATIVE COVENANTS

         Borrower will do all of the following:


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         1. GOVERNMENT COMPLIANCE. Borrower will maintain its and all
Subsidiaries' corporate existence and good standing in its jurisdiction of incorporation and maintain qualification in each jurisdiction in which the failure to so qualify could have a material adverse effect on Borrower's business or operations. Borrower will comply, and have each Subsidiary comply, with all laws, ordinances and regulations to which it is subject, noncompliance with which could have a material adverse effect on Borrower's business or operations or cause a Material Adverse Change.

         2. FINANCIAL STATEMENTS, REPORTS, CERTIFICATES.

         (a) Borrower will deliver to Bank: (i) as soon as available, but no later than thirty (30) days after the last day of each month, a company prepared consolidated balance sheet and income statement covering Borrower's consolidated operations during the period, in a form acceptable to Bank and certified by a Responsible Officer, (ii) as soon as available, but no later than one hundred twenty (120) days after the end of Borrower's fiscal year, audited consolidated financial statements prepared under GAAP, consistently applied, together with an unqualified opinion on the financial statements from an independent certified public accounting firm acceptable to Bank; (iii) within five (5) days of filing, copies of all statements, reports and notices made available to Borrower's security holders or to any holders of Subordinated Debt and all reports on Form 10-K, 10-Q and 8-K filed with the Securities and Exchange Commission; (iv) a prompt report of any legal actions pending or threatened against Borrower or any Subsidiary that could result in damages or costs to Borrower or any Subsidiary of $100,000.00 or more; and (v) budgets, sales projections, operating plans or other financial information Bank reasonably requests from time to time.

         (b) Within thirty (30) days after the last day of each month, Borrower will deliver to Bank with the monthly financial statements a Compliance Certificate signed by a Responsible Officer in the form of EXHIBIT C.

         3. TAXES. Borrower will make, and cause each Subsidiary to make, timely payment of all material federal, state and local taxes or assessments and will deliver to Bank, on demand, appropriate certificates attesting to the payment.

         4. INSURANCE.

         (a) Borrower, at its expense, shall keep the Collateral insured against loss or damage by fire, theft, explosion, sprinklers and all other hazards and risks, and in such amounts, as ordinarily insured against by other owners in similar businesses conducted in the locations where Borrower's business is conducted on the date hereof. Borrower shall also maintain insurance relating to Borrower's ownership and use of the Collateral in amounts and of a type that are customary to businesses similar to Borrower's.

         (b) All such policies of insurance shall be in such form, with such companies, and in such amounts as are reasonably satisfactory to Bank. All such policies of property insurance shall contain a lender's loss payable endorsement, in a form satisfactory to Bank, showing Bank as an additional loss payee thereof, and all liability insurance policies shall show the Bank as an additional insured, and shall specify that the insurer must give at least twenty
(20) days notice to

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Bank before canceling its policy for any reason. At Bank's request, Borrower shall deliver to Bank certified copies of such policies of insurance and evidence of the payrolls of all premiums therefor. All proceeds payable under any such policy shall, at the option of Bank, be payable to Bank to be applied on account of the Obligations.

         5. PRIMARY ACCOUNTS. Borrower will maintain a depository account with Bank.

         6. LOSS; DESTRUCTION; OR DAMAGE. Borrower will bear the risk of the Financed Equipment being lost, stolen, destroyed or damaged. If, during the term of this Agreement, any item of Financed Equipment becomes obsolete or is lost, stolen, destroyed, damaged beyond repair, rendered permanently unfit for use, or seized by a governmental authority for any reason for a period equal to at least the remainder of the term of this Agreement (an "Event of Loss"), then in each case, Borrower:

         (a) Prior to the occurrence of an Event of Default, at Borrower's option, will (i) pay to Bank on account of the Obligations all accrued interest to the date of the prepaymemt. plus all outstanding principal, plus the Final
Payment: or (ii) repair or replace any Financed Equipment subject to an Event of Loss provided the repaired or replaced Financed Equipment is of equal or like value to the Financed Equipment subject to an Event of Loss and provided further that Bank has a first priority perfected security interest in such repaired or replaced Financed Equipment.

         (b) During the continuance of an Event of Default, on or before the Payment Date after such Event of Loss for each such item of Financed Equipment subject to such Event of Loss, Borrower will, at Bank's option, pay to Bank an amount equal to the sum of: (i) all accrued and unpaid Scheduled Payments (with respect to such Equipment Advance related to the Event of Loss), due prior to the next such Payment Date, (ii) all regularly Scheduled Payments (including principal and interest), (iii) the Final Payment plus (iv) all other sums, if any, that shall have become due and payable, including interest at the Default Rate with respect to any past due amounts.

         (c) On the date of receipt by Bank of the amount specified above with respect to each such item of Financed Equipment subject to an Event of Loss, this Agreement shall terminate as to such Financed Equipment. If any proceeds of insurance or awards received from governmental authorities are in excess of the amount owed under this Section, Bank shall promptly remit to Borrower the amount in excess of the amount owed to Bank.

         7. TANGIBLE NET WORTH. Borrower shall maintain, as of the last day of each calendar month, a Tangible Net Worth of not less than Two Million Dollars ($2,000,000.00).

         8. EQUITY. On or before September 30, 1999, the Borrower shall deliver to the Bank a signed commitment letter and such other documentation as may be reasonably required by the Bank relative to the Borrower's Series B equity financing.

         9. FURTHER ASSURANCES. At any time and from time to time, Borrower shall execute and deliver such further instruments and take such further action as may reasonably be requested by Bank to effect the purposes of this Agreement.


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         Section 7. NEGATIVE COVENANTS

         Borrower will not do any of the following without the Bank's written consent, which will not be unreasonably withheld:

         1. Change its name or the chief executive office or principal place of business, move or dispose of any interest in the Collateral, permit any lien or security interest to attach to the Collateral, or enter into any transaction outside the ordinary course of Borrower's business.

         2. Become an "investment company" or a company controlled by an "investment company," under the Investment Company Act of 1940 or undertake as one of its important activities extending credit to purchase or carry margin stock, or use the proceeds of any Credit Extension for that purpose; fail to meet the minimum funding requirements of ERISA, permit a Reportable Event or Prohibited Transaction, as defined in ERISA, to occur, fail to comply with the Federal Fair Labor Standards Act or violate any other law or regulation, if the violation could have a material adverse effect on Borrower's business or operations or cause a Material Adverse Change, or permit any of its Subsidiaries to do so.

         3. COMPLIANCE. Undertakes as one of its important activities extending credit to purchase or carry margin stock, or use the proceeds of any Credit Extension for that purpose; fail to meet the minimum funding requirements of ERISA, permit a Reportable Event or Prohibited Transaction, as defraud in ERISA, to occur; fail to comply with the Federal Fair Labor Standards Act or violate any other law or regulation, if the violation could reasonably be expected to have a material adverse effect on Borrower's business or operations or cause a Material Adverse Change, or permit any of its Subsidiaries to do so.

         Section 8. EVENTS OF DEFAULT

         Any one of the following is an Event of Default:

         1. PAYMENT DEFAULT. Borrower fails to pay any of the Obligations within three (3) days after their due date. During the additional period, the failure to cure the default is not an Event of Default (but no Credit Extensions will be made during the cure period).

         2. COVENANT DEFAULT. Borrower does not perform any obligation in
Article 6 or violates any covenant in Article 7 or does not perform or observe any other material term, condition or covenant in this Agreement, any Loan Documents, or in any agreement between Borrower and Bank and as to any default under a term, condition or covenant that can be cured, has not cured the default within 10 days after it occurs, or if the default cannot be cured within 10 days or cannot be cured after Borrower's attempts in the 10-day period, and the default may be cured within a reasonable time, then Borrower has an additional time (of not more than 30 days) to attempt to cure the default. During the additional period, the failure to cure the default is not an Event of Default (but no Credit Extensions will be made during the cure period).

         3. MATERIAL ADVERSE CHANGE. If there occurs (i) a material impairment in the perfection or priority of the Book's security interest in the Collateral or in the value of such Collateral other than normal depreciation which is not covered by adequate insurance; (ii) a material adverse


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change in the business, operations, or condition (financial or otherwise) of the
Borrower, or (iii) a material impairment of the prospect of repayment of any portion of the Obligations.

         4. ATTACHMENT. (i) Any material portion of Borrower's assets is attached, seized, levied on, or comes into possession of a trustee or receiver and the attachment, seizure or levy is not removed in 10 days; (ii) Borrower is enjoined, restrained, or represented by court order from conducting a material part of its business; (iii) a judgment or other claim becomes a Lien on a material portion of Borrower's assets; or (iv) a notice of lien, levy, or assessment is filed against any of Borrower's assets by any government agency and not paid within l0 days after Borrower receives notice. These are not Events of Default if stayed or if a bond is posted pending contest by Borrower (but no Credit Extensions will be made during the cure period).

         5. INSOLVENCY. (i) Borrower becomes insolvent; (ii) Borrower begins an Insolvency Proceeding; or (iii) an Insolvency Proceeding is begun against Borrower and not dismissed or stayed within 30 days (but no Credit Extensions will be made before any Insolvency Proceeding is dismissed).

         6. MISREPRESENTATIONS. If Borrower or any Person acting for Borrower makes any material misrepresentation or material misstatement now or later in any warranty or representation. In this Agreement or in any communication delivered to Bank or to induce Bank to enter this Agreement or any Loan Document.

         7. CROSS-DEFAULT. The occurrence of any Event of Default (as defined in that certain Loan and Security Agreement, dated May 19, 1999, by and between the Borrower and the Bank and, referred to herein as the "May Agreement"), shall constitute an Event of Default under this Agreement. In addition, the Borrower further acknowledges and agrees that the occurrence of any Event of Default under this Agreement shall additionally constitute an Event of Default under the May Agreement.

         Section 9. BANK'S RIGHTS AND REMEDIES

         1. RIGHTS AND REMEDIES. When an Event of Default occurs and continues, Bank may, without notice or demand, do any or all of the following:

         (a) Declare all Obligations immediately due and payable (but if an Event of Default described in Section 8.5 occurs, all Obligations are immediately due and payable without any action by Bank);

         (b) declare all Obligations (as defined in the May Agreement) under the May Agreement immediately due and payable (but if an Event of Default described in Section 8.5 occurs, all such Obligations are immediately due and payable without any action by Bank);

         (c) stop advancing money or extending credit for Borrower's benefit under this Agreement or under any other agreement between Borrower and Bank;

         (d) make any payments and do any acts it considers necessary or reasonable to protect its security interest in the Collateral. Borrower will assemble the Collateral if Bank


                                       9
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requests and make it available as Bank designates. Bank may enter premises where the Collateral is located, take and maintain possession of any part of the Collateral, and pay, purchase, contest, or compromise any Lien which appears to be prior or superior to its security interest and pay all expenses incurred. Borrower grants Bank a license to enter and occupy any of its premises, without charge, to exercise any of Bank's rights or remedies;

         (e) apply to the Obligations any (i) balances and deposits of Borrower it holds, or (ii) any account held by Bank owing to or for the credit or the account of Borrower;

         (f) ship, reclaim, recover, store, finish, maintain, repair, prepare for sale, advertise for sale and sell the Collateral;

         (g) dispose of the Collateral according to the Code; and

         (h) exercise any and all fights and remedies of the Bank under the May Agreement.

         2. POWER OF ATTORNEY. When an Event of Default occurs and continues, Borrower irrevocably appoints Bank as its lawful attorney to: (i) endorse Borrower's name on any checks or other forms of payment or security; (ii) make, settle and adjust all claims with respect to the Collateral under Borrower's insurance policies; and (iii) transfer the Collateral into the name of Bank or a third party as the Code permits. Bank may exercise the power of attorney to sign Borrower's name on any documents necessary to perfect or continue the perfection of any security interest regardless of whether an Event of Default has occurred. Bank's appointment as Borrower's attorney in fact and all of Bank's rights and powers, coupled with an interest, are irrevocable until all Obligations have been fully repaid and performed and Bank's obligation to provide Credit Extensions terminates.

         3. BANK EXPENSES. If Borrower fails to pay any amount or furnish any required proof of payment to third persons, Bank may make all or part of the payment or obtain insurance policies required in Section 6.4, and take any action under the policies Bank deems prudent. Any amounts paid by Bank are Bank Expenses and immediately due and payable, bearing interest at the then applicable rate and secured by the Collateral. No payments by Bank are deemed an agreement to make similar payments in the future or Bank's waiver of any Event of Default.

         4. BANK'S LIABILITY FOR COLLATERAL. If Bank complies with reasonable banking practices, it is not liable or responsible for: (a) the safekeeping of the Collateral; (b) any loss or damage to the Collateral; (c) any diminution in the value of the Collateral; or (d) any act or default of any carrier, warehouseman, bailee, or other person. Borrower bears all risk of loss, damage or destruction of the Collateral.

         5. REMEDIES CUMULATIVE. Bank's rights and remedies under this Agreement, the Loan Documents and all other agreements are cumulative. Bank has all rights and remedies provided under the Code, by law, or in equity. Bank's exercise of one right or remedy is not an election, and Bank's waiver of any Event of Default is not a continuing waiver. Bank's delay is not a waiver, election, or acquiescence. No waiver is effective unless signed by Bank and then is only effective for the specific instance and purpose for which it was given.


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         6. DEMAND WAIVER. Borrower waives demand, notice of default or dishonor, notice of payment and nonpayment, notice of any default, nonpayment at maturity, release, compromise, settlement extension, or renewal of accounts, documents, instruments, chattel paper and guaranties held by Bank on which Borrower is liable.

         Section 10. NOTICES.

         All notices or demands by any parity to this Agreement or any other related agreement must be in writing and be personally delivered or sent by an overnight delivery service, by certified mail, postage prepaid, return receipt requested, or by telefacsimile at the addresses listed at the beginning of this Agreement. A Party may change its notice address by giving the other Party written notice.

         Section 11. CHOICE OF LAW, VENUE AND JURY TRIAL WAIVER

         The laws of the Commonwealth of Massachusetts shall apply to this Agreement. BORROWER ACCEPTS FOR ITSELF AND IN CONNECTION WITH ITS PROPERTIES, UNCONDITIONALLY, THE NON-EXCLUSIVE JURISDICTION OF ANY STATE OR FEDERAL COURT OF COMPETENT JURISDICTION IN THE COMMONWEALTH OF MASSACHUSETTS IN ANY ACTION, SUIT, OR PROCEEDING OF ANY KIND, AGAINST IT WHICH ARISES OUT OF OR BY REASON OF THIS AGREEMENT; PROVIDED, HOWEVER, THAT IF FOR ANY REASON BANK CANNOT AVAIL ITSELF OF THE COURTS OF THE COMMONWEALTH OF MASSACHUSETTS, BORROWER ACCEPTS JURISDICTION OF THE COURTS AND VENUE IN SANTA CLARA COUNTY, CALIFORNIA.

         BORROWER AND BANK EACH HEREBY WAIVE THEIR RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON, OR ARISING OUT OF, ANY OF THE LOAN DOCUMENTS OR ANY OF THE TRANSACTIONS CONTEMPLATED THEREIN, INCLUDING CONTRACT CLAIMS, TORT CLAIMS, BREACH OF DUTY CLAIMS AND ALL OTHER COMMON LAW OR STATUTORY CLAIMS. EACH PARTY RECOGNIZES AND AGREES THAT THE FOREGOING WAIVER CONSTITUTES A MATERIAL INDUCEMENT FOR IT TO ENTER INTO THIS AGREEMENT. EACH PARTY REPRESENTS AND WARRANTS THAT IT HAS REVIEWED THIS WAIVER WITH ITS LEGAL COUNSEL AND THAT IT KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL.

         Section 12. GENERAL PROVISIONS

         1. SUCCESSORS AND ASSIGNS. This Agreement binds and is for the benefit of the successors and permitted assigns of each party. Borrower may not assign this Agreement or any rights or Obligations under it without Bank's prior written consent which may be granted or withheld in Book's discretion. Bank has the right, without the consent of or notice to Borrower, to sell, transfer, negotiate, or grant participation in all or any part of, or any interest in, Book's obligations, rights and benefits under this Agreement, the Loan Documents or any related agreement.

         2. INDEMNIFICATION. Borrower will indemnify, defend and hold harmless Bank and its officers, employees and agents against: (a) all obligations, demands, claims and liabilities asserted by any other party in connection with the transactions contemplated by the Loan Documents; and (b) all losses or Bank Expenses incurred, or paid by Bank from, following, or consequential to transactions between Bank and Borrower (including reasonable attorneys' fees and expenses), except for losses caused by Bank's gross negligence or willful misconduct.

         3. TIME OF ESSENCE. Time is of the essence for the performance of all Obligations in this Agreement.

         4. SEVERABILITY OF PROVISION. Each provision of this Agreement is severable from every other provision in determining the enforceability of any provision.

         5. AMENDMENTS IN WRITING INTEGRATION. All amendments to this Agreement must be in writing signed by both Bank and Borrower. This Agreement and the Loan Documents represent the entire agreement about this subject matter, and supersedes prior or contemporaneous negotiations or agreements. All prior or contemporaneous agreements, understandings, representations, warranties and negotiations between the parties about the subject matter of this Agreement and the Loan Documents merge into this Agreement and the Loan Documents.

         6. COUNTERPARTS. This Agreement may be executed in any number of counterparts and by different parties on separate counterparts, each of which, when executed and delivered, are an original, and all taken together, are one Agreement.

         7. SURVIVAL. All covenants, representations and warranties made in this Agreement continue in full force while any Obligations remain outstanding. The obligations of' Borrower in Section 12.2 to indemnify Bank will survive until all statutes of limitations for actions, that may be brought against Bank, have run.

         8. CONFIDENTIALITY. In handling any confidential information, Bank will exercise the same degree of care that it exercises for its own proprietary information, but disclosure of information may be made: (i) to Book's subsidiaries or affiliates in connection with their present or prospective business relations with Borrower; (ii) to prospective transferees or purchasers of any interest in the Loans; (iii) as required by law, regulation, subpoena, or other judicial order or similar order, (iv) as required in connection with Bank's examination or audit; and (v) as Bank considers appropriate in exercising remedies under this Agreement. Confidential information does not include information that either: (a) is in the public domain or in Bank's possession when disclosed to Bank, or becomes part of the public domain after disclosure to Bank through no fault of the Bank; or (b) is disclosed to Bank by a third party, if Bank does not know that the third party is prohibited from disclosing the information.

         9. ATTORNEYS' FEES, COSTS AND EXPENSES. In any action or proceeding between Borrower and Bank arising out of the Loan Documents, the prevailing parry will be entitled to recover its reasonable attorneys' fees and other costs and expenses incurred, in addition to any other relief to which it may be entitled, whether or not a lawsuit is filed.

         Section 13. DEFINITIONS

         1. Definitions.

         "Affiliate" of a Person is a Person that owns or controls directly or indirectly the Person, any Person that controls or is controlled by or is under common control with the Person, and each of that Person's senior executive officers, directors, partners and, for any Person that is a limited liability company, that Person's managers and members.

         "Bank Expenses" are all audit fees and expenses and reasonable costs or expenses (including reasonable attorneys' fees and expenses) for preparing, negotiating, administering, defending and enforcing the Loan Documents (including appeals or Insolvency Proceedings).

         "Basic Rate" is, as of the Funding Date, the per-annum rate of interest (based on a year of 360 days) equal to the sum of (a) the U.S. Treasury note yield to maturity for a term equal to the Treasury Note Maturity as quoted in THE WALL STREET JOURNAL on the day the Loan Supplement is prepared, plus (b) the Loan Margin.

         "Business Day" is any day that is not a Saturday, Sunday or a day on which the Bank is closed.

         "Closing Date" is the date of this Agreement.

         "Code" is the Massachusetts Uniform Commercial Code.

         "Collateral" is the property described on EXHIBIT A.

         "Committed Equipment Line" is a Credit Extension of up to One Million Five Hundred Thousand Dollars ($1,500,000.00).

         "Commitment Termination Date" is December 31, 1999.

         "Contingent Obligation" is, for any Person, any direct or indirect liability, contingent or not, of that Person for (i) any indebtedness, lease, dividend, letter of credit or other obligation of another such as an obligation directly or indirectly guaranteed, endorsed, co-made, discounted or sold with recourse by that Person, or for which that Person is directly or indirectly liable; (ii) any obligations for undrawn letters of credit for the account of that Person; and (iii) all obligations from any interest rate, currency or commodity swap agreement, interest rate cap or collar agreement, or other agreement or arrangement designated to protect a Person against fluctuation in interest rates, currency exchange rates or commodity prices; but "Contingent Obligation" does not include endorsements in the ordinary course of business. The amount of a Contingent Obligation is the scaled or determined amount of the primary obligation for which the Contingent Obligation is made or, if not determinable, the maximum reasonably anticipated liability for it determined by the Person in good faith; but the amount may not exceed the maximum of the obligations under the guarantee or other support arrangement.

         "Credit Extension" is each Equipment Advance or any other extension of credit by Bank for Borrower's benefit.

         "Default Rate" is defined in Section 2.3(b).

         "Eligible Equipment" is general purpose computer equipment, office equipment, test and laboratory equipment, furnishings, and, subject to any limitations set forth below, Other Equipment that complies with all of Borrower's representations and warranties to Bank and which is acceptable to Bank in all respects. All Equipment financed with the proceeds of Equipment Advances shall be new, provided that Bank, in its sole discretion, may finance used equipment.

         "Equipment" is all present and future machinery, equipment, tenant improvements, furniture, fixtures, vehicles, tools, parts and attachments in which Borrower has any interest.

         "Equipment Advance" is defined in Section 2.1.1.

         "ERISA" is the Employment Retirement Income Security Act of 1974, and its regulations.

         "Final Payment" is a payment (in addition to, and not a substitution for, the regular monthly payments of principal plus accrued interest) due on the Maturity Date for such Equipment Advance equal to the Loan Amount for such Equipment Advance at such time multiplied by the Final Payment Percentage.

         "Final Payment Percentage" is, for each Equipment Advance, six and three quarters percent (6.75%). "Financed Equipment' is defined in the Loan Supplement.

         "Funding Date" is any date on which an Equipment Advance is made to or on account of Borrower. "GAAP" is generally accepted accounting principles.

         "Indebtedness" is (a) indebtedness for borrowed money or the deterred price of property or services, such as reimbursement and other obligations for surety bonds and letters of credit, (b) obligations evidenced by notes, bonds, debentures or similar instruments, (c) capital lease obligations and (d) Contingent Obligations.

         "Insolvency Proceeding" is any proceeding by or against any Person under the United States Bankruptcy Code, or any other bankruptcy, or insolvency law, including assignments for the benefit of creditors, compositions, extensions generally with its creditors, or proceedings seeking reorganization, arrangement, or other relief.

         "Lien" is a mortgage, lien, deed of trust, charge, pledge, security interest or other encumbrance.

         "Loan Amount" is the aggregate amount of the Equipment Advance.

         "Loan Factor" is the percentage which results from dividing (i) the monthly Scheduled Payment with respect to the applicable Equipment Advance by
(ii) the original principal amount of such Equipment Advance.

         "Loan Margin" is three hundred (300) basis points.

         "Loss Supplement" is attached as EXHIBIT B.

         "Loan Documents" are, collectively, this Agreement, any note, or notes or guaranties executed by Borrower, and any other present or future agreement between Borrower and/or for the benefit of Bank in connection with this Agreement, all as amended, extended or restated.

         "Material Adverse Change" is defined in Section 8.3.

         "Maturity Date" is, with respect to each Equipment Advance, the last day of the Repayment Period for such Equipment Advance, or if earlier, the date of' acceleration of such Equipment Advance by Bank following an Event of Default.

         "May Agreement" is defined in Section 8.7.

         "Obligations" are debts, principal, interest, Bank Expenses and other amounts Borrower owes Bank now or later, including letter of credit and foreign exchange contracts, if any, and including interest accruing after Insolvency Proceedings begin and debts, liabilities, or obligations of Borrower assigned to Bank.

         "Original Stated Cost" is (i), the original cost to the Borrower of the item of new Equipment net of any and all freight, installation, tax, or (ii) the fair market value assigned to such item of used Equipment by mutual agreement of Borrower and Bank at the time of making of the Equipment Advance.

         "Other Equipment" is leasehold improvements, intangible property such as computer software and software licenses, equipment specifically designed or manufactured for Borrower, other intangible property, limited use property and other similar property.

         "Payment Date" is defined in Section 2.3(a).

         "Person" is any individual, sole proprietorship, partnership, limited liability company, joint venture, company, trust, unincorporated organization, association, corporation, institution, public benefit corporation, firm, joint stock company, estate, entity or government agency.

         "Repayment Period," as to each Equipment Advance, is thirty six (36) months.

         "Responsible Officer" is each of the Chief Executive Officer, the President, the Chief Financial Officer and the Controller of Borrower.

         "Schedule" is any attached schedule of exceptions. "Scheduled Payments" is defined in Section 2.3(a).

         "Subordinated Debt" is debt incurred by Borrower subordinated to Borrower's debt to Bank (and identified as subordinated by Borrower and Bank).

         "Subsidiary" is for any Person, joint ventures, or any other business entity of which more than 50% of the voting stock or other equity interest is owned or controlled, directly or indirectly, by the Person or one or more Affiliates of the Person.

         "Tangible Net Worth" is, on any date, the consolidated total assets of Borrower and its Subsidiaries MINUS, (i) any amounts attributable to (a) goodwill, (b) intangible items such as unamortized debt discount and expense, patents, trade and service marks and names, copyrights and research and development expenses except prepaid expenses, and (c) reserves not already deducted from assets, AND (ii) Total Liabilities plus Subordinated Debt.

         "Total Liabilities" is on any day, obligations that should, under GAAP, be classified as liabilities on Borrower's consolidated balance sheet, including all Indebtedness and current portion Subordinated Debt allowed to be paid, but excluding all other Subordinated Debt.

         "Treasury Note Maturity" is thirty six (36) months.

                                    EXHIBIT A

         The Collateral consists of all of Borrower's right, title and interest in and to the following:

         Each item of equipment, or personal property financed with an "Equipment Advance" pursuant to that certain Loan and Security Agreement, dated as of August __,1999 (the "Loan Agreement"), by and between Debtor and Secured Party, including, without limitation, the property described in Annex A hereto, whether now owned or hereafter acquired, together with all substitutions, renewals or replacements of and additions, improvements, and accessions to any and all of the foregoing, and all proceeds from sales, renewals, releases or other dispositions thereof.

                                    EXHIBIT B

                        FORM OF LOAN AGREEMENT SUPPLEMENT
                        LOAN AGREEMENT SUPPLEMENT No. [ ]

         LOAN AGREEMENT SUPPLEMENT No. [ ], dated _________,19__ ("Supplement"), to the Loan and Security Agreement, dated as of ___________, 1999 (the "Loan Agreement), by and between the undersigned Opus360 Corporation ("Borrower") and Silicon Valley Bank ('Bank").

         Capitalized terms used herein but not otherwise defined herein are used with the respective meanings given to such terms in the Loan Agreement.

To secure the prompt payment by Borrower of all amounts from time to time outstanding under the Loan Agreement, and the performance by Borrower of all the terms contained in the Loan Agreement, Borrower grants Bank, a first priority security interest in each item of equipment and other property described in Annex A hereto, which equipment and other property shall be deemed to be additional Financed Equipment and Collateral. The Loan Agreement is hereby incorporated by reference herein and is hereby ratified, approved and confirmed. Annex A (Equipment Schedule) and Annex B (Loan Terms Schedule) are attached hereto. The proceeds of the Loan should be transferred to Borrower's account with Bank set forth below:

         Bank Name:    Silicon Valley Bank
         Account No.:

Borrower hereby certifies that (a) the foregoing information is true and correct and authorizes Bank to endorse in its respective books and records, the Basic Rate applicable to the Funding Date of the Loan contemplated in this Loan Agreement Supplement and the principal amount set forth in the Loan Terms Schedule; (b) the representations and warranties made by Borrower in the Loan Agreement are true and correct on the date hereof and will be true and correct on such Funding Date. No Event of Default has occurred and is continuing under the Loan Agreement. This Supplement may be executed by Borrower and Bank in separate counterparts, each of which when so executed and delivered, shall be an original, but all such counterparts shall together constitute but one and the same Instrument.

         This Supplement is delivered as of this day and year first above written.

SILICON VALLEY BANK                     OPUS30 CORPORATION

By:                                     By:
   --------------------------              --------------------------
   Name:                                   Name:
        ---------------------                   ---------------------
   Title:                                  Title:
         --------------------                    --------------------

Annex A - Description of Financed Equipment
Annex B - Loan Terms Schedule

                              ANNEX A TO EXHIBIT B

         The Financed Equipment being financed with the Equipment Advance which this Loan Agreement Supplement is being executed, is listed below. Upon the funding of such Equipment Advance, this schedule automatically shall be deemed to be a part of the Collateral.

                              ANNEX B TO EXHIBIT B

                         LOAN TERMS SCHEDULE #_________

Loan Funding Date: _____________, 199_

Original Loan Amount: $__________

Basic Rate: ________%

Loan Factor. ________%

Scheduled Payment Dates and Amounts*:

  One (l)  payment of $______   due ____________

  _____    payment of $______   due monthly in advance from ____ through ______

  One (l)  payment of $______   due ____________

Maturity Date:

Final Payment: An additional amount equal to the Final Payment Percentage multiplied by the Loan Amount then in effect, shall be paid on the Maturity Date with respect to such Loan.

Payment No. Payment Date

1
2
3
4
 ...
35
[36]
 ...


* The amount of each Scheduled Payment will change as the Loan Amount changes.

                                    EXHIBIT C

                             COMPLIANCE CERTIFICATE



TO: SILICON VALLEY BANK

FROM: OPUS360 CORPORATION

         The undersigned authorized officer of OPUS360 CORPORATION certifies that under the terms and conditions of the Loan and Security Agreement, dated as of August __, 1999, between Borrower and Bank (the "Agreement"), (i) Borrower is in complete compliance for the period ending __________ with all required covenants except as noted below and (ii) all representations and warranties in the Agreement are true and correct in all material respects on this date. Attached are the required documents supporting the certification. The Officer certifies that these are prepared in accordance with Generally Accepted Accounting Principles (GAAP) consistently applied from one period to the next except as explained in an accompanying letter or footnotes. The Officer acknowledges that no borrowings may be requested at any time or date of determination that Borrower is not in compliance with any of' the terms of the Agreement, and that compliance is determined not just at the date this certificate is delivered.

         PLEASE INDICATE COMPLIANCE STATUS BY CIRCLING YES/NO UNDER "COMPLIES" COLUMN.

REPORTING COVENANT                REQUIRED                              COMPLIES
------------------                --------                              --------

Monthly financial statements      Monthly within 30 days                Yes   No
Annual (CPA Audited)              FYE within 120 days                   Yes   No
10-Q, 10-K and 8-K                Within 5 days after filing with SEC   Yes   No


FINANCIAL COVENANT                       REQUIRED            ACTUAL     COMPLIES
------------------                       --------            ------     --------

Minimum Tangible Net Worth               $2,000,000,00       $____      Yes   No
(tested monthly)
Equity                                   Executed commitment            Yes   No
                                         By 9/30/99

COMMENTS REGARDING EXCEPTIONS: See Attached.

Sincerely,                                     BANK USE ONLY

SIGNATURE                                      RECEIVED BY:
                                                           AUTHORIZED SIGNER
TITLE                                          DATE:

--------------------------------               VERIFIED:
Date                                                       AUTHORIZED SIGNER

                                               DATE:

                           LOAN AND SECURITY AGREEMENT

                                 by and between

                               SILICON VALLEY BANK
                                3003 Tasman Drive
                              Santa Clara, CA 95054
                               ATTN: Loan Services
                                 (408) 496-2429

                                       and

                               OPUS360 CORPORATION
                                 733 3rd Avenue
                            New York, New York 10017

                       TOTAL CREDIT AMOUNT: $1,500,000.00

Date:                               August 17, 1999
Repayment Period:                   36 months
Treasury Note Maturity:             36 months
Final Payment Percentage:           6.75%          Loan Margin: 300 basis points
Minimum Funding Amount:             $50,000.00
Maximum Number of Loans             Ten (10)

                 Commitment Termination Date: December 31, 1999

         The terms and information set forth on this cover page are a part of the attached Loan and Security Agreement, dated as of the date first written above (this "Agreement"), entered into by and between Silicon Valley Bank ("Bank") and the borrower ("Borrower") set forth above. The terms and conditions of this Agreement agreed to between Bank and Borrower are as follows:

                            NEGATIVE PLEDGE AGREEMENT

         This Negative Pledge Agreement is made as of ___________, 1999 by and between OPUS360 CORPORATION, a Delaware corporation ("Borrower") and SILICON VALLEY BANK, a California-chartered bank, with its principal place of business at 3003 Tasman Drive, Santa Clara, California 95054 and with a loan production office located at Wellesley Office Park, 40 William Street, Suite 350, Wellesley, Massachusetts 02481, doing business under the name "Silicon Valley East" ("Bank").

         In connection with, among other documents, the Loan and Security Agreement (the "Loan Documents') being concurrently executed herewith between Borrower and Bank, Borrower agrees as follows:

         1. Except for the granting of licenses or sublicenses by Borrower in the ordinary course of business, Borrower shall not sell, transfer, assign, mortgage, pledge, lease, grant a security interest in, or encumber any of the Borrower's Intellectual Property (as defined below):

         2. Borrower has not, and shall not, enter into a negative pledge agreement, or similar agreement, affecting the rights of the Intellectual Property with any other party.

         3. It shall be an event of default under the Loan Documents between Borrower and Bank if there is a breach of any term of this Negative Pledge Agreement.

         4. As used herein,

         (a) "Intellectual Property" means:

                  (i) Any and all Copyrights;

                  (ii) Any and all trade secrets, and any and all intellectual property rights in computer software and computer software products now or hereafter existing, created, acquired or held;

                  (iii) Any and all design rights which may be available to Borrower now or hereafter existing, created, acquired or held;

                  (iv) All Mask Works or similar rights available for the protection of semiconductor chips;

                  (v) All Patents;

                  (vi) Any Trademarks;

                  (vii) Any and all claims for damages by way of past, present and future infringements of any of the rights included above, with the right, but not the obligation, to sue for and collect such damages for said use or infringement of the intellectual property rights identified above;

                  (viii) All licenses or other rights to use any of the Copyrights, Patents, Trademarks, or Mask Works and all license fees and royalties arising from such use to the extent permitted by such license or rights;

                  (ix) All amendments, extensions, renewals and extensions of any of the Copyrights, Trademarks, Patents, or Mask Works; and

                  (x) All proceeds and products of the foregoing, including without limitation all payments under insurance or any indemnity or warranty payable in respect of any of the foregoing.

         (b) "Copyrights" means any and all copyright rights, copyright applications, copyright registrations and like protections in each work or authorship and derivative work thereof, whether published or unpublished and whether or not the same also constitutes a trade secret, now or hereafter existing, created, acquired or held.

         (c) "Mask Works" means all mask work or similar rights available for the protection of semiconductor chips, now owned or hereafter acquired;

         (d) "Patents" means all patents, patent applications and like protections including without limitation improvements, divisions, continuations, renewals, reissues, extensions and continuations-in-part of the same.

         (e) "Trademarks" means any trademark and servicemark rights, whether registered or not, applications to register and registrations of the same and like protections, and the entire goodwill of the business of Borrower connected with and symbolized by such trademarks.

         5. Capitalized terms used but not otherwise defined herein shall have the same meaning as in the Loan Documents.

         6. The laws of the Commonwealth of Massachusetts shall apply to this Agreement. BORROWER ACCEPTS FOR ITSELF AND IN CONNECTION WITH ITS PROPERTIES, UNCONDITIONALLY, THE NON-EXCLUSIVE JURISDICTION OF ANY STATE OR FEDERAL COURT OF COMPETENT JURISDICTION IN THE COMMONWEALTH OF MASSACHUSETTS IN ANY ACTION, SUIT, OR PROCEEDING OF ANY KIND, AGAINST IT WHICH ARISES OUT OF OR BY REASON OF THIS AGREEMENT; PROVIDED, HOWEVER, THAT IF FOR ANY REASON BANK CANNOT AVAIL ITSELF OF THE COURTS OF THE COMMONWEALTH OF MASSACHUSETTS, BORROWER ACCEPTS JURISDICTION OF THE COURTS AND VENUE IN SANTA CLARA COUNTY, CALIFORNIA.

         7. This Agreement shall become effective only when it shall have been executed by Borrower and Bank (provided, however, in no event shall this Agreement become effective until signed by an officer of Bank in California).

         EXECUTED as a sealed instrument this ______ day of ________, 1999 under the laws of the Commonwealth of Massachusetts.

                                    BORROWER:

                                    OPUS360 CORPORATION


                                    By:
                                       ----------------------------------
                                       Name:
                                       Title:


                                    BANK:

                                    SILICON VALLEY BANK
                                    D/B/A SILICON VALLEY EAST


                                    By:
                                       ----------------------------------
                                       Name:
                                       Title:


                                    SILICON VALLEY BANK


                                    By:
                                       -----------------------------------
                                       Name:
                                       Title:
                                       (Signed in Santa Clara, California)